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Confidential Materials omitted and filed with the Securities and Exchange Commission. Double asterisks denote omissions.	Exhibit 10.3

SPK-9001 MANUFACTURE AND SUPPLY AGREEMENT
This SPK-9001 MANUFACTURE AND SUPPLY AGREEMENT (this “Agreement”) is made as of February 16, 2018 (the “Effective Date”), by and between Pfizer Inc., a corporation organized and existing under the laws of the State of Delaware, with offices at 235 East 42nd Street, New York, New York 10017 (“Customer”), Spark Therapeutics, Inc., a corporation organized and existing under the laws of the State of Delaware, with offices at 3737 Market Street, Suite 1300, Philadelphia, Pennsylvania 19104 (“Supplier”). Customer and Supplier may be referred to herein individually as a “Party” and collectively as the “Parties”.
WHEREAS, Customer and Supplier are Parties to a License Agreement, dated as of December 6, 2014, as amended from time to time (the “License Agreement”), under which Supplier licensed and Customer acquired and received certain rights in the Compounds and Licensed Products as further defined in that License Agreement; and
WHEREAS, Customer desires to obtain the Product Deliverable (as defined below) for use in the Manufacture of certain Licensed Product and Supplier desires to provide Customer with such Product, in accordance with the terms and conditions set forth in this Agreement;
NOW, THEREFORE, in consideration of the promises and mutual covenants expressed herein, and intending to be legally bound thereby, the Parties hereby agree as follows:
1. DEFINITIONS
Terms defined in the preamble of and elsewhere in this Agreement have the meanings set forth therein, capitalized terms not otherwise defined herein shall have the meaning given to such terms in the License Agreement, and the following terms have the meanings set forth below:

1.1
“Batch” means an initiation and completion of a discrete batch of Product that is intended to be of uniform character and quality, within specified limits, and is produced from a single cell bank vial and cultured into weekly sublots, but not exceeding its cell age limit.

1.2
“Current Good Manufacturing Practices” or “cGMP” all applicable standards and Relevant Laws relating to Manufacturing practices for products (including ingredients, testing, storage, handling, intermediates) promulgated by the U.S. Food and Drug Administration and any other U.S. or EU Governmental Authority (including EU or member state level) having jurisdiction, including, but not limited to, standards in the form of Relevant Laws, guidelines, advisory opinions and compliance policy guides, and current interpretations of the applicable authority or agency thereof (as applicable to pharmaceutical and biological products and ingredients), as the same may be updated, supplemented or amended from time to time, in each case as applicable to the Product Deliverable and the Facility, taking

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into account the stage of development of the Product.

1.3	“Facility” means Suite Two and the solution preparation area of Supplier’s Manufacturing facility located at 3737 Market Street, Philadelphia, PA, used by Supplier in the Manufacture of Product.

1.4	“Interim Release” has the meaning set forth in Schedule A.

1.5	“Manufacturing Committee” has the meaning set forth in Section 2.3.

1.6	“Manufacturing Start Date” has the meaning set forth in Schedule A.

1.7	“Minimum Product Deliverable Volume” has the meaning set forth in Schedule A.

1.8	“Non-Complying Product” has the meaning set forth in Section 4.4(b).

1.9	“Personnel” means all employees of Supplier and its Affiliates that perform services pursuant to this Agreement.

1.10	“Process 2 Product” has the meaning set forth in Schedule D.

1.11	“Product” means SPARK-9001 bulk drug substance Manufactured by Supplier, as more particularly described in the Specifications.

1.12	“Product Deliverable” means one Batch of Product, as more particularly described in Schedule A.

1.13	“Product Materials” means all raw materials, packaging materials, other materials and components needed for Manufacturing the Product Deliverable.

1.14
“Records” means any books, documents, accounting procedures and practices and other data, in the form that Supplier maintains such information, of all matters relating to Supplier’s performance of its obligations under this Agreement that enable Supplier to demonstrate compliance with such obligations, including Supplier’s compliance with Relevant Laws provided Supplier documents all data generated in Records and attests to verification of such Records to Customer as reasonably requested by Customer.

1.15
“Relevant Law” means any applicable law, statute, rule, regulation, order, judgment, or ordinance of any [**], the applicability of which to the Product, in each case, may vary depending on the stage of development of the Product and other relevant factors.

1.16	“Second Payment” has the meaning set forth in Schedule A.

1.17	“Specifications” means those performance standards required by Customer as described in Schedule B.

1.18	“Supplier Release” has the meaning set forth in Schedule A.

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2.     SUPPLY OF THE DEVELOPMENT SUPPLIES

2.1	Product.
Pursuant the terms of this Agreement, Supplier shall Manufacture and deliver, and Customer shall purchase, the Product Deliverable.

2.2	Supply; Delivery; and Acceptance.

a)
Supply. Supplier shall make available at all times until Interim Release the Manufacturing capacity at Supplier’s Facility necessary to Manufacture the Product Deliverable. Supplier shall Manufacture the Product Deliverable in accordance with the Specifications, applicable cGMPs and Relevant Laws. Supplier will also send to Customer any agreed upon samples for Customer analytics as set forth in Schedule A.

b)
Shipping. Upon the Manufacture of the Product Deliverable (or as applicable analytical samples at any time, for clarity including before Interim Release, pursuant to Schedule A), Supplier will release the Product Deliverable (or as applicable analytical samples) to Customer’s designated carrier for Interim Release to [**] (or, in the case of analytical samples, as applicable, to Customer or the applicable designee of Customer) on an Ex Works (Incoterms 2010) Supplier’s dock basis.

c)
Title. Title to Product Deliverable (or analytical samples) and risk of loss or damage shall pass to Customer when the Product Deliverable (or analytical samples) is released pursuant to Section 2.2(b) above.

d)
Acceptance of Batch Procedures. Upon Interim Release, Customer will inspect the Product Deliverable and confirm that the quantity of Product Deliverable released by Supplier matches the quantity of Product Deliverable which was to be delivered.

2.3	Manufacturing Committee.
The Parties will establish a manufacturing committee (the “Manufacturing Committee”) to oversee all activities relating to Manufacturing of the Product Deliverable. The Manufacturing Committee shall be composed of representatives from each Party in the following areas of expertise: (i) alliance management/project management, (ii) quality control/analytical development, (iii) Manufacturing / bioprocess development and (iv) quality assurance. The Manufacturing Committee will meet and manage the project schedule set forth in Schedule A.

2.4	Timing of the Supply of Product Deliverable.
Notwithstanding anything to the contrary herein, the Manufacturing Start Date and the outside date for Supplier Release are firm. Supplier agrees to use its Commercially Reasonable Efforts to start the Manufacture of the Batch by the Manufacturing Start Date, complete the Manufacture of the Product Deliverable, enable shipment of the Product

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Deliverable to [**], and provide the Customer with the analytical results of the Product Deliverable by the dates set forth in Schedule A. In addition, the Parties acknowledge that the dates set forth in Schedule A for determining Customer's obligation to pay the Second Payment are intended to be firm dates.
3.     PRICE AND PAYMENT

3.1	Price.
Customer shall purchase the Product Deliverable from Supplier at the Price and in accordance with the terms of this Agreement, wherein “Price” shall have the meaning set forth in Schedule A.

3.2	Taxes.
The Price includes all taxes except such sales and use taxes which Supplier is required by Relevant Law to collect from Customer. Such taxes, if any, will be separately stated in Supplier's invoice and will be paid by Customer to Supplier unless Customer provides evidence of an exemption to Supplier. Supplier shall be solely responsible for the timely payment of all such taxes to the applicable taxing authority, and Supplier shall pay (without reimbursement by Customer), and shall hold Customer harmless from and against, any penalties, interest or additional taxes that may be levied or assessed as a result of the failure or delay of Supplier to pay any such taxes.
4.     MANUFACTURING STANDARDS AND QUALITY ASSURANCE.

4.1	Quality Agreement.
The Parties agree to comply with the requirements and provisions set forth in the Quality Agreement attached hereto as Schedule C and made a part hereof. In the event of a conflict between the terms of the Quality Agreement and the terms of this Agreement, the terms of this Agreement shall prevail except with respect to final disposition of the Product Deliverable as set forth in the Quality Agreement, unless the Parties explicitly specify in the Quality Agreement that a particular provision of the Quality Agreement is to control over a particular provision in this Agreement.

4.2	Requests for Information.
Subject to Section 8.1, Supplier, at no cost to Customer, shall provide Records relating to the Manufacture of the Product Deliverable, as reasonably requested by Customer, to assist Customer in its preparation for subsequent EOP2 Meetings, its preparation of any filings with a Regulatory Authority relating to the Compound or Licensed Product and its preparation for or of any other meeting or communication with any Regulatory Authority relating to the Compound or Licensed Product.

4.3	Quality Tests and Checks.

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Supplier shall perform all raw material, in-process, and bulk finished product tests substantially consistent with those same tests performed for the Process 2 Product made by Supplier in 2016, and checks required to assure the quality of the Product Deliverable and any tests or checks required by the Quality Agreement and Relevant Laws. Supplier is responsible for obtaining inventory for these tests and is also responsible for providing all necessary technical, quality and operational resources. All tests and test results shall be performed, documented and summarized by Supplier in accordance with the Quality Agreement, Customer’s reasonable instructions and Relevant Laws.

4.4	Non-Complying Product.

a)
Supplier shall use the same or similar source of Product Materials as used in the Process 2 Product made by Supplier in 2016, including GMP-sourced grade plasmids from [**] in the Manufacture of the Product Deliverable; provided any changes in source from those used in the Manufacture of Process 2 Product in 2016, with the exception of plasmids – the source of which will not change, have been appropriately documented and managed under Supplier’s change management and vendor or supplier qualification programs.

b)
Supplier shall not release any Product Deliverable for shipment to Customer that, at the time of such shipment, does not conform to the Specifications, Relevant Law and all warranties and requirements set forth in this Agreement including the Quality Agreement (“Non-Complying Product”), without the prior written approval of Customer.

c)
Supplier shall quarantine and properly tag all Non-Complying Product. Supplier shall promptly submit to Customer a report detailing the nature of such non-compliance, including the investigation and testing done and Supplier’s recommended disposition. Supplier shall provide any additional information regarding such Non-Complying Product as may reasonably be requested by Customer. Customer shall have the final determination as to whether or not the Product Deliverable complies with the Specifications, provided that if Customer determines that the Product complies with the Specifications after Supplier’s delivery of a report detailing non-compliance as required by this Section 4.4(c), Customer may not thereafter reject the Product Deliverable after Supplier Release and Supplier shall have no indemnity obligation or other liability, under Section 4.4(e) or otherwise, with respect to such Product Deliverable.

d)
All Non-Complying Product and all Product Materials that are not able to be used in the Manufacture of the Product Deliverable, shall be removed (if applicable) and disposed of by Supplier in a manner reasonably intended to prevent theft, in accordance with all Relevant Laws and as reasonably approved in advance by Customer (such disposal cost to be at the expense of Supplier). Subject to Section 8.1, Supplier shall make all documentation relating to such disposition available to Customer upon Customer’s reasonable request. Supplier shall not sell for salvage or for any other purpose any Non-Complying Product, without the prior written

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approval of Customer. Supplier shall render all Non-Complying Product unusable prior to disposal.

e)
Supplier shall indemnify, defend and hold harmless the Pfizer Indemnified Parties from and against any and all Liabilities that the Pfizer Indemnified Party may be required to pay to one or more Third Parties in respect of claims resulting from or arising out of the Manufacture of the Product Deliverable or Customer’s use of the Product Deliverable to the extent such Liability arises as a result of (i) such Product Deliverable being Non-Complying Product or (ii) any other manufacturing defect in the Product Deliverable. The foregoing indemnity shall be Customer’s sole remedy, and Supplier’s sole indemnification obligation with respect to the Product Deliverable provided hereunder, including any Non-Complying Product.

4.5	Diversion Issues.
Supplier shall promptly notify Customer if at any time Supplier believes that any Product Deliverable has been lost or stolen, or any Product Deliverable has been rendered unsalable.

4.6	Segregation of Restricted Compounds.
Supplier shall not use any equipment, dedicated change parts, molds or tooling that are used to Manufacture the Product Deliverable to Manufacture other products containing any of the following compounds: (i) androgens, estrogens and progestin or (ii) herbicides, pesticides, rodenticides, agrochemicals, penicillin, cephalosporin, and beta lactams. Supplier shall not Manufacture any penicillins, cephalosporins or beta lactams in the same Facility as the Product Deliverable.
5.     REPRESENTATIONS, WARRANTIES AND COVENANTS

5.1	Product Deliverable.
Supplier represents, warrants and covenants to Customer that the Product Deliverable supplied by Supplier to Customer under this Agreement: (i) shall be Manufactured, packaged, labeled, handled, stored and shipped in compliance with all Relevant Laws including, without limitation, cGMPs and in accordance with the Quality Agreement and this Agreement; (ii) shall be Manufactured, packaged, labeled, handled, stored and shipped in accordance with, and shall conform to, the Specifications; (iii) shall not be adulterated or misbranded within the meaning of Sections 501 and 502, respectively, of the U.S. Federal Food, Drug, and Cosmetic Act and any other Relevant Laws; and (iv) shall be free from defects in material and workmanship.

5.2	Facility.
Supplier represents, warrants and covenants to Customer that the Facility and all equipment utilized in the Manufacture and supply of Product Deliverable hereunder by Supplier shall, during the Term of this Agreement, be maintained in good operating condition and shall be

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maintained and operated in accordance with all Relevant Laws and that the appropriate controls are in place, including precautions against release of biologically active materials, to assure safe Manufacture and transport of all Product Deliverable and Product Materials throughout the supply chain.

5.3	Title to Product Deliverable.
Supplier represents, warrants and covenants to Customer that Supplier has good title to all Product Deliverable supplied to Customer pursuant to this Agreement and shall pass such title to the Product Deliverable at the time of delivery to Customer free and clear of any security interests, liens, or other encumbrances.

5.4	Compliance with Laws.

(a)
Supplier represents, warrants and covenants to Customer that Supplier is in compliance and shall continue to comply, and shall cause its Personnel to comply, with all Applicable Law, except for GMP compliance, which shall be governed by Relevant Laws, and Supplier has and shall continue to have, and shall cause its Personnel to have, all professional licenses, consents, authorizations, permits, and certificates, and shall have and shall cause Supplier’s Personnel to have completed all registrations or made such notifications as required by Relevant Law for its performance of this Agreement.

(b)
Customer is an equal opportunity employer and federal contractor. Consequently, the Parties agree that, as applicable, they will abide by the requirements of Executive Order 11246, 41 CFR 60-1.4(a); the Vietnam Era Veterans’ Readjustment Assistance Act, 41 CFR 60-300.5(a); and Section 503 of the Rehabilitation Act of 1973, 41 CFR 60-741.5(a), and that these laws are incorporated herein by reference. These regulations prohibit discrimination against qualified individuals based on their status as protected veterans or individuals with disabilities, and prohibit discrimination against all individuals based on their race, color, religion, sex, sexual orientation, gender identity, or national origin. These regulations require that covered prime contractors and subcontractors take affirmative action to employ and advance in employment individuals without regard to race, color, religion, sex, sexual orientation, gender identity, national origin, protected veteran status or disability. The Parties also agree that, as applicable, they will abide by the requirements of Executive Order 13496 (29 CFR Part 471, Appendix A to Subpart A), relating to the notice of employee rights under federal labor laws.

(c)    Supplier further represents, warrants and covenants to Customer that:

i.
with respect to any Product Deliverable, payments or services provided under this Agreement, it has not taken and will not during the Term take any action directly or indirectly to offer, promise or pay, or authorize the offer or payment of, any money or anything of value in order to improperly or corruptly seek

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to influence any Government Official or any other person in order to gain an improper advantage, and has not accepted, and will not accept in the future such payment;

ii.
it complies with the laws and regulations of the countries where it operates, including anti-bribery and anti-corruption laws, accounting and record keeping laws, and laws relating to interactions with healthcare professionals or healthcare providers and Government Officials;

iii.
to its knowledge, it and each of its Affiliates has been and will, for the Term, be in compliance with all applicable global trade laws, including those related to import controls, export controls or economic sanctions, and it will cause each of its Affiliates to remain in compliance with the same during the Term;

iv.
to its knowledge, except to the extent permissible under United States Law, neither it nor any of its Affiliates has, on its own behalf or in acting on behalf of any other Person, directly or indirectly engaged with, and will not for the Term, directly or indirectly engage in any transactions, or otherwise deal with, any country or Person targeted by United States, European Union, United Kingdom or other relevant economic sanctions laws in connection with any activities related to the Party’s interaction with the other Party, including those contemplated under this Agreement; and

v.	it is, as between the Parties, solely responsible to ensure such compliance by it and its Affiliates.

5.5	Claims and Conditions.
Supplier represents and warrants to Customer that as of the Effective Date, there is no pending or threatened governmental enforcement action or material private claim against Supplier, or any environmental conditions, events or circumstances that are reasonably likely to limit, impede or otherwise jeopardize the Supplier’s ability to meet its obligations under this Agreement.

5.6	Safety.
Supplier shall be responsible for the health and safety of its Personnel while present at the Facility. Supplier shall comply with all Relevant Laws relating to health and safety.

5.7	Responsible Supply Chain.
Supplier covenants that it will perform its obligations under this Agreement in a manner consistent with all of the Pharmaceutical Industry Principles for Responsible Supply Chain Management, as codified as of the Effective Date at http://www.pharmaceuticalsupplychain.org. In addition, Supplier has and will continue to have a documented, comprehensive environmental policy which addresses, among other things,

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its ongoing commitment to environmental protection, sustainability, pollution prevention, waste reduction, and energy and water efficiency.

5.8	Restricted Parties.
Supplier is not designated as a Restricted Party (as defined below). Supplier has not and will not use, in any capacity in the performance of this Agreement, the services of any person who has been designated as a Restricted Party. Supplier will immediately notify Customer in the event that Supplier or any of its Personnel becomes designated as a Restricted Party during the Term of this Agreement. As used herein, “Restricted Party” means any individual or entity on any of the following lists: the Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List, and the Sectoral Sanctions Identifications List, as administered by the U.S. Department of the Treasury Office of Foreign Assets Control; the U.S. Denied Persons List, the U.S. Entity List, and the U.S. Unverified List, all administered by the U.S. Department of Commerce the List of Excluded Individuals / Entities, as published by the U.S. Health and Human Services – Office of Inspector General; any lists of prohibited or debarred parties established under the U.S. Federal Food Drug and Cosmetic Act; and the list of persons and entities suspended or debarred from contracting with the U.S. government. Subject to the foregoing, Supplier shall be free to use the services of any person or the entity(s) set forth on Schedule C who will perform testing of the Product Deliverable on behalf of Supplier.

5.9	Mutual Responsibilities and Warranties.
Each of Supplier and Customer hereby represents and warrants to the other Party, as of the Effective Date, that:

a)	It is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization;

b)
the execution, delivery and performance of this Agreement by such Party has been duly authorized by all requisite action under the provisions of its charter, bylaws and other organizational documents, and does not require any action or approval by any of its shareholders or other holders of its voting securities or voting interests;

c)	it has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

d)	this Agreement has been duly executed and is a legal, valid and binding obligation on such Party, enforceable against such Party in accordance with its terms; and

e)
the execution, delivery and performance by such Party of this Agreement and its compliance with the terms and provisions hereof does not and will not conflict with or result in a breach of or default under any Binding Obligation existing as of the Effective Date.

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5.10	Information Necessary for Compliance with Applicable Laws.
Supplier acknowledges that Customer, as a regulated multi-national company, is subject to various governmental and regulatory compliance requirements. Accordingly, subject to Section 8.1, Supplier agrees that in order to allow Customer to comply with Applicable Laws it shall provide Customer with information (for clarity, excluding Records which would be provided pursuant to Section 4.2) regarding Supplier and its operations with respect to the Product Deliverable to Customer upon Customer’s written request and at Customer’s cost.
6.     TERM

6.1	Term.
This Agreement is entered into as of the Effective Date and shall remain in effect until the date that is thirty (30) days after Supplier Release (the “Term”) unless terminated earlier as provided herein.
7.     TERMINATION

7.1	Termination for Cause.
Either Party may terminate this Agreement immediately upon written notice to the other Party in the event of a material breach by the other Party of any term of this Agreement which material breach remains uncured for [**] following written notice to such breaching Party of such material breach, provided that in the case of a breach related to non-payment of amounts disputed in good faith the running of such cure period shall be tolled until such dispute is resolved, but, for the avoidance of doubt, not with respect to the non-payment of amounts that are not disputed in good faith (e.g., if a portion of a payment amount is not subject to good faith dispute, that portion must be paid within the applicable cure period in order to avoid termination, and the running of such cure period shall not be tolled as to such portion). Notwithstanding the foregoing, if such material breach, by its nature, cannot be cured, the non-breaching Party may terminate this Agreement immediately upon written notice to the breaching Party.

7.2	Termination for Insolvency.
In the event that a Party hereto experiences a Bankruptcy Event (such Party, the “Insolvent Party”); then the Insolvent Party shall immediately notify the other Party of such Bankruptcy Event and such other Party shall be entitled to: (a) terminate this Agreement for cause immediately upon written notice to the Insolvent Party; or (b) request that the Insolvent Party or its successor provide adequate assurances of continued and future performance in form and substance reasonably acceptable to such other Party, which shall be provided by the Insolvent Party within [**] of such request, and the other Party may terminate this Agreement for cause immediately upon written notice to the Insolvent Party in the event

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that the Insolvent Party fails to provide such assurances acceptable to the other Party within such [**] period.

7.3	Termination for Breach of Anti-bribery/Anti-Corruption Representation or Global Trade Representation.
Customer may terminate this Agreement effective immediately upon notice to Supplier, if: (i) Supplier breaches any of the representations, warranties and covenants set forth in Section 5.4(c), or (ii) Customer learns (a) that improper payments are being or have been made or offered to Government Officials or any other person by the Supplier or those acting on behalf of the Supplier with respect to this Agreement, or (b) that the Supplier or those acting on behalf of the Supplier with respect to this Agreement has accepted any payment, item, or benefit, regardless of value, as an improper inducement to award, obtain or retain business or otherwise gain or grant an improper business advantage from or to any other person or entity. Further, in the event of such termination, Supplier shall not be entitled to any further payment, regardless of any activities undertaken or agreements with additional third parties entered into by Supplier prior to such termination, and Supplier shall be liable for damages or remedies as provided by this Agreement, at law or in equity.

7.4	Survival.
The termination or expiration of this Agreement shall not affect the survival and continuing validity of Section 4.2, the last sentence of Section 4.4(c), Section 4.4(e), Section 5.10, Article 8, any relevant definitions and any other provision which is expressly or by implication intended to continue in force after such termination or expiration.
8.     ADDITIONAL TERMS

8.1	Provision of Records.
Wherever Supplier is required by the terms of this Agreement to provide Records or other information to Customer, the Parties agree that Supplier shall (i) provide to Customer only such Records or other information actually in Supplier’s possession at the time of request by Customer and (ii) provide to Customer such Records or other information in the form that Supplier has such Records or other information.

8.2	Intellectual Property.
All matters relating to intellectual property relating to or arising out of this Agreement shall be governed by the terms and conditions set forth in Article 5 of the License Agreement, the terms of which are incorporated by reference herein.

8.3	Limitation of Liability, Indemnification and Insurance.
All matters relating to limitation of liability, indemnification and insurance relating to or arising out of this Agreement shall be governed by the terms and conditions set forth in Article 9 of the License Agreement, the terms of which are incorporated by reference herein.

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In addition, other than with respect to Supplier’s indemnity obligations under Section 4.4(e) hereof and any liability due to fraud, gross negligence and intentional misconduct, Supplier’s total liability to Customer under this Agreement shall in no event exceed $[**] U.S. Dollars), provided that if Customer Release occurs after [**], Supplier’s total liability to Customer under this Agreement shall not exceed $[**] U.S. Dollars).

8.4	Confidentiality.
All matters relating to Confidential Information (as defined in the License Agreement) disclosed under or relating to or pursuant to this Agreement or arising out of this Agreement shall be governed by the terms and conditions set forth in Article 6 of the License Agreement, the terms of which are incorporated by reference herein.

8.5	Other Incorporations by Reference.
In addition to the provisions set forth above, the following Sections of the License Agreement are incorporated by reference herein: 1.2 (Interpretation), 4.7 (Adverse Events and Safety Reporting), 10.1 (Assignment), 10.2 (Further Actions), 10.3 (Force Majeure), 10.4 (Notices), 10.5 (Amendment), 10.6 (Waiver), 10.7 (Severability), 10.8 (Export Control), 10.9 (Dispute Resolution), 10.10 (Governing Law), 10.11 (Jurisdiction), 10.12 (No Jury Trial), 10.13 (Entire Agreement), 10.14 (Independent Contractors), 10.17 (Headings) and 10.18 (Counterparts), wherein all references to the License Agreement in said sections are understood to be references to this Agreement.

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed and delivered as of the Effective Date.

SPARK THERAPEUTICS, INC.	PFIZER INC.
By:/s/ Jeffrey D. Marrazzo	By: /s/ Paul Levesque
Name: Jeffrey D. Marrazzo	Name: Paul Levesque
Title: Chief Executive Officer	Title: RD Global President

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SCHEDULE A

STATEMENT OF WORK
Description of Services:

Supplier shall Manufacture the Product Deliverable for the potential treatment of hemophilia B for clinical trial supply purpose in accordance with the terms and conditions set forth in this Agreement including the Quality Agreement.

Scope; Activities, Tasks:

Supplier shall deliver materials and documentation capable of supporting regulatory submission, example activities including (a) Manufacture of [**], “Minimum Product Deliverable Volume”) and (b) [**].

Manufacturing Committee Meetings:

Supplier will participate in mutually scheduled Manufacturing Committee meetings. At each meeting the Manufacturing Committee will have a [**]. The Manufacturing Committee may, [**]. Frequency of Manufacturing Committee meetings [**]. In addition, [**], Supplier will [**]. For the avoidance of doubt, the Manufacturing Committee shall [**].

Additional Requirements:

Supplier shall work with Customer to meet the following requirements (“Additional Requirements”), it being agreed that [**] shall have final decision making authority except with respect to [**], for which [**] shall have the final decision making authority, provided in all cases final decision making is subject to the reasonable objections of the non-decision making party.

1.	Completion of Customer Quality review and approval of Master Batch Records (MBRs) for Process 2 Product.

2.	Completion of Customer review and approval of QC Sample Transfer Plan.

Customer acknowledges that any delay on its part beyond the requested response date provided by Supplier with respect to Customer’s review and approval may cause a corresponding delay with respect to Supplier’s Manufacture or delivery of the Product Deliverable. Notwithstanding anything to the contrary in this Agreement, provided that Customer’s delay is not caused by Supplier, Supplier shall have no liability to Customer for such delay, and the amount of the Second Payment shall not be reduced, in the event that such a delay on Customer’s part causes a corresponding delay in Supplier Release.

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Schedule; Deliverables:

Firm Schedule:

	Objective	No later than:
A.	[**]	[**]
B.	[**]	[**]	[**]

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Key Activities/Milestones:

	Milestone	Target Completion Date*
A.	[**]	[**]
B.	[**]	[**]
C.	[**]	[**]	[**]

* Target completion dates are subject to review and revision by Manufacturing Committee as described above

Customer Release:

Within [**] after Customer’s receipt of Supplier Release and associated Records such date being extendable for up to [**] upon Customer notifying Supplier in writing of a delay which is caused by a deviation, changes or other documentation as part of the Supplier Release Records (the “Release Deadline”), Customer shall either approve of the Product Deliverable (“Customer Release”) or shall reject the Product Deliverable. In the event that Customer Release has not occurred by the Release Deadline or Customer has rejected the Product Deliverable, Customer agrees (i) not to use the Product Deliverable for any purpose and (ii) within [**] after the Release Deadline, to destroy the Product Deliverable and deliver documentation of such destruction to Supplier.

Compensation and Payment:

The total cost for services described in this Statement of Work shall be up to $14,000,000 (fourteen million U.S. Dollars) (the “Price”) which consists of:

•
A “First Payment” of $7,000,000 (seven million U.S. Dollars) shall be invoiced by Spark as described below upon execution of this Agreement and will be due and payable no later than February 27, 2018; and

•	A “Second Payment” shall be due as follows:

o
If Supplier Release occurs by [**] and Supplier provides at least the Minimum Product Deliverable Volume, a Second Payment of $7,000,000 (seven million U.S. Dollars) will be due and payable within [**] after Customer Release and Customer’s receipt of an invoice as described below.

o
If (a) Supplier Release does not occur by [**] (for any reason other than a delay by Customer in satisfying the Additional Requirements) but occurs before [**] or such later date as agreed by Customer in writing and Supplier provides at least the Minimum Product Deliverable Volume, a Second Payment of $[**] U.S. Dollars)

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will be due and payable within [**] after Customer Release and Customer’s receipt of an invoice as described below.

o	For avoidance of doubt, Supplier Release must occur even if it occurs after [**] and should Supplier Release occur after [**], no Second Payment will be due from the Customer.
Invoicing Instructions:

All invoices should be emailed directly to [**] with a copy to [**]. Please include the following information clearly listed: reference to this Agreement, PO number, amount owed and name and address payment is to be sent to. Suppliers enrolled in Customer's e-Invoicing programs (ASN or OB10) can ignore this PO Note. All invoice or billing related questions should be referred to Customer's Accounting Department at [**] or go to the Accounts Payable Inquiry Tool (APIQ) which can be found at [**].

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SCHEDULE B

SPECIFICATIONS - PERFORMANCE STANDARDS

Material Description:	[**] (SPK-9001) [**]

Bulk Material Manufacturer:	Spark Therapeutics, Inc. (Spark)

Storage:	[**]

Expiry:	Not applicable

Drug Substance Release Specifications

Crude Cell Harvest
Assay	Test Site / Method Number	Acceptance Criteria
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
Drug Substance
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]

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Assay	Test Site / Method Number	Acceptance Criteria
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]

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SCHEDULE C

QUALITY AGREEMENT

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QUALITY AGREEMENT HISTORY PAGE
by and between

Company Name:	Spark Therapeutics, Inc.
And

Pfizer Inc., acting through its Pfizer Pharmaceutical Sciences Group

Agreement Description:	Drug Substance Manufacturing Analytical Testing

Brief description of revisions	Section Number	Effective Date	CLM #
New QAA	NA	Date of last approval	[**]

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PHARMSCI CONTRACT VENDOR QUALITY AGREEMENT
by and between

Company Name:	Spark Therapeutics, Inc.
Address:	3737 Market Street, Suite 1300 Philadelphia, PA 19104
(“Contractor”)
and

Pfizer Inc., acting through its Pfizer Pharmaceutical Sciences Group
Address:	Eastern Point Road, Groton CT
(“Pfizer”)
Pfizer and Spark Therapeutics, Inc. (Spark) may each be referred to herein individually as a “Party” and collectively as the “Parties.”
for
See Appendix 1
(“Product” or “Service”)
The Parties wish to further define their individual and collective responsibilities as to the quality aspects of the Product or Service to ensure compliance with applicable Good Manufacturing Practices (GMPs), or other applicable quality standards, applicable regulatory submissions for the Product, applicable regulatory submissions for the Services, other applicable regulatory requirements, and Pfizer’s requirements as specified by Pfizer (the “Pfizer Requirements”).
In order to achieve this purpose, this Quality Agreement includes a detailed listing of the activities and corresponding responsibilities associated with the Product or Service. Unless otherwise indicated, responsibility for each specified activity is assigned to either Pfizer or Spark, or to both Parties.
CLM #_[**]__

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Agreement by the Parties to perform the activities detailed in this Quality Agreement is indicated by each authorized representatives’ signature below:

PFIZER .	SPARK
/s/ Diana L. Grohs	/s/ Michael Cowan Signature
16 Feb 2018	/s/ Michael Cowan Michael Cowan
Team Lead External Party Quality Assurance Title	Head of Quality Assurance Title
16 Feb 2018 Date of Signature

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Contents
Approval Page
Effective Date
Scope
Other Agreements
Changes to Quality Agreement
Termination of Quality Agreement
Debarment
Resolution of Quality Issues
Use of Third-Parties
Assignment
Appendices
Appendix 1: Definition of Product, Materials or Service
Appendix 2: Contacts and Responsibilities
Appendix 3: Significant Deviations Requiring Notification to Pfizer
Appendix 4: Change Control Notification Guidelines
Appendix 5: Documentation to be Supplied by Contractor
Appendix 6: Authorized Sub-Contractors Appendix 7: Approved Materials to be Sourced by Contractor Appendix 8: Summary of Notification Timelines

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1.Effective Date
This Quality Agreement shall become effective as of the latest signature date that appears on page 2 (“Effective Date”).
2.Scope
This Quality Agreement outlines the obligations and responsibilities of Spark Therapeutics, Inc. (hereinafter referred to as “Contractor”) and Pfizer Inc. (“Pfizer”) with respect to the quality assurance of the Product or Service, as defined in Appendix 1 (Definition of Product or Service), by Contractor for Pfizer.
3.Other Agreements
This Quality Agreement shall complement and is without prejudice to all other agreements containing logistical, commercial, legal or other terms, which have been entered into between the Parties regarding the Product or Service covered by this Quality Agreement, including, without limitation, that certain SPK 9001Manufacture and Supply between the Parties dated February 16, 2018[(the “Primary Agreement”). If there are any direct conflicts between the terms of this Quality Agreement and the terms of the Primary Agreement, then (a) this Quality Agreement shall govern with respect to issues directly related to Product or Service quality matters, and (b) the Primary Agreement shall govern with respect to all other matters.
4.Changes to Quality Agreement
Changes to this Quality Agreement must be in writing and signed by the appropriate representatives of each Party before they are deemed effective. The Parties agree to change terms of this Quality Agreement that need to be revised in order to ensure the Product or Service continues to meet all (a) regulatory requirements of applicable jurisdictions and (b) Pfizer Requirements. If changes to this Quality Agreement are proposed, the proposing Party will communicate the proposed changes to the appropriate contact person at the other Party for review and approval. The appropriate contact person for each Party is listed in Appendix 2 (Contacts and Responsibilities).
5.    Termination of Quality Agreement
Term. This Quality Agreement shall become effective as of the Effective Date and shall terminate upon the later of (a) expiration or termination of the Primary Agreement and (b) the final date on which Contractor provides Products or Services to Pfizer. Notwithstanding the foregoing, if the Products or Services cease to be provided by Contractor to Pfizer, this Quality Agreement may be terminated by either Party on providing thirty (30) calendar days’ advance written notice of termination to the other Party.
Survival. All regulatory obligations required of Pfizer or Contractor by any applicable regulatory authorities and all obligations of the Parties under effective regulations shall survive expiration or termination of this Quality Agreement. Examples of such requirements include, but are not limited to: Recalls, Complaint and Adverse Event handling and reporting, deviations and investigations, completion of stability studies, provision of information to Pfizer which is necessary to maintain compliance with

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regulatory filings, etc. Also, those provisions of the Primary Agreement between the Parties shall not be affected by expiration or termination of this Quality Agreement, including, without limitation, any duties regarding confidentiality or non-disclosure.
6.    Debarment
Contractor warrants and represents that it is not debarred under the Generic Drug Enforcement Act of 1992, 21 U.S.C. 335[a] (the “Generic Drug Enforcement Act”), and that it has not been convicted of a crime for which it could be debarred under the Generic Drug Enforcement Act. In connection with the Product (or provision of Services), Contractor further warrants, represents, and covenants that it shall not use in any capacity the services of any person debarred under the Generic Drug Enforcement Act, or convicted of a crime for which a person can be debarred under the Generic Drug Enforcement Act.

7.Resolution of Quality Issues
Quality-related disagreements between Contractor and Pfizer that are not resolved in the normal course of business shall be brought to the attention of the appropriate contact person for notices at Contractor and Pfizer, in writing. The appropriate contact persons are listed in Appendix 2 (Contacts and Responsibilities). Both Parties shall use all reasonable efforts to agree to a resolution of the disagreement and agree to work jointly to develop a strategy for such resolution. Contractor and Pfizer further agree to record such resolution in writing.
If resolution of a quality related disagreement cannot be reached using the process described immediately above, then the dispute resolution procedures in the Primary Agreement shall be applied to resolve such disagreement. Notwithstanding any provision of this Quality Agreement to the contrary, Pfizer retains the sole and absolute right to determine Product release status. In the absence of a Primary Agreement or a dispute resolution procedure and in the case of a material non-compliance with this Quality Agreement, Pfizer reserves the right to terminate provision of the Product or the Services on providing thirty (30) calendar days’ prior written notice to Contractor.
8.Use of Third-Parties
Contractor may not subcontract or delegate any of its obligations under this Quality Agreement to any third-party (including, without limitation, any affiliate of Contractor) unless Pfizer provides prior written consent to Contractor for such subcontracting or delegation.
Before Pfizer grants any such written consent, Pfizer may require that Contractor enter into a written agreement with the third-party (“Third-Party Agreement”) to the satisfaction of Pfizer. This Third-Party Agreement shall define the respective quality responsibilities of Contractor and the third-party and shall provide for confidentiality and non-disclosure of all Pfizer confidential information requiring at least the same degree of protection for Pfizer’s confidential information as the obligations of confidentiality and non-disclosure that exist between Contractor and Pfizer.

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Contractor shall remain responsible for the acts and omissions of any permitted Sub-Contractors, as if those acts and omissions had been carried out by the Contractor itself and in particular, but without limitation, will enter into an appropriate written contract with such Sub-Contractors and ensure the qualification and auditing of such Sub-Contractors.
To the extent required by Pfizer’s internal policies and procedures or required by applicable laws, regulations or governmental authorities, Contractor shall ensure that Pfizer is granted the right to access each Sub-Contractor’s site(s), as if it were a Contractor site, in order to carry out audits and other assessments. At Pfizer’s request, a representative appointed by Contractor shall participate in such Sub-Contractor site visits.
9.Assignment
Section 10.1 (Assignment) of the License Agreement between the Parties, dated as of December 6, 2014, as may amended from time to time (the “License Agreement”), is hereby incorporated by reference, wherein all references to the License Agreement in said section is understood to be references to this Agreement.

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10. Quality Responsibilities Table

§	Responsibilities	Pfizer	Contractor
Confidential Materials omitted and filed separately with the Securities and Exchange Commission. A total of 11 pages were omitted. [**]

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APPENDIX 1: Definition of Product, Materials or Service

X	Services. CTM = Clinical Trial Material	X	Services. CTM = Clinical Trial Material
	CTM – Drug Substance Manufacture		Laboratory - Analytical Biological
		X	[**]
X	Drug Substance	X	[**]
		X	[**]
		X	[**]
		X	[**]
		X	[**]
		X	[**]
		X	[**]

NOTE: Contractor to inform Pfizer Quality Assurance if changes need to be made to this appendix.

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APPENDIX 2: Contacts and Responsibilities

CONTACT PERSON (S) FOR NOTIFICATIONS REQUIRED IN QUALITY RESPONSBILITIES TABLE
	CONTRACTOR	PFIZER
	QUALITY ASSURANCE	QUALITY ASSURANCE
Name	[**]	[**]
Title	[**]	[**]
Phone	[**]	[**]
Address (mail/delivery)	[**]	[**]
E-mail	[**]	[**]
	BUSINESS MANAGER	BUSINESS MANAGER
Name	[**]	[**]
Title	[**]	[**]
Phone	[**]	[**]
Address (mail/delivery)	[**]	[**]
E-mail	[**]	[**]
Contact Person for Notices, including notices of Changes, Assignment, Termination, & Resolution of Quality Issues
Head of Quality Organization or equivalent	CONTRACTOR	PFIZER
Name	[**]	[**]
Title	[**]	[**]
Phone	[**]	[**]
Address (mail/delivery)	[**]	[**]
E-mail	[**]	[**]

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NOTE: Contractor to inform Pfizer Quality Assurance if changes need to be made to this appendix.

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APPENDIX 3: Examples of Significant Deviations Requiring Notification to Pfizer

Significant Deviations that require notification to PharmSci (minimum expectations) [**]
Significant Deviations	List of specific examples (but not limited to)
[**]	• [**]	• [**]
[**]	• [**]	• [**]
[**]	• [**]	• [**]
[**]	• [**]	• [**]

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APPENDIX 4: Change Control Notification Guidelines
[**].

Examples of Changes that Do Require Notification to Pfizer (but not limited to):	Examples of Changes that Do NOT Require Notification to Pfizer:
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]
[**]
[**]
[**]
[**]

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APPENDIX 5: Documentation to be Supplied by Contractor
The following documents/records will be supplied to Pfizer:
May include a list of documents that are required by PharmSci QA for release of Product – e.g.

•	[**],

Additional documents that may be included in this Appendix (as appropriate to Services) are:
[**]
.

NOTE: Translations should be provided for documents not supplied in English.

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APPENDIX 6: Authorized Sub-Contractors
Include list of all Sub-Contractors including Name, Address, and Type of Service.
Contractor may not subcontract any of its obligations under this Quality Agreement except pursuant to the provisions of Section 8 of the Quality Agreement. The Parties acknowledge and agree that the Sub-Contractor(s) listed below have satisfied the requirements set forth in Section 8 of the Quality Agreement, have been approved by Pfizer, and may perform activities on behalf of Contractor under the Quality Agreement, subject to Contractor’s and such Sub-Contractor’s continuing obligations under the Quality Agreement, including, without limitation, their respective obligations under Section 8.

Sub-Contractor Name	Address	Type of Service
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]

NOTE: Contractor to inform Pfizer Quality Assurance if changes need to be made to this appendix.

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Appendix 7: Approved Materials to be sourced by Contractor
Include list of materials (names, applicable item codes and numbers) that contractor is approved to source

[**]

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Appendix 8: Summary of Notification timelines

Contractor Notification type	Agreement Section	Timeline to notify Pfizer
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
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[**]	[**]	[**]
[**]	[**]	[**]

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SCHEDULE D
PROCESS 2 PRODUCT
[**]

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SCHEDULE E
CERTIFICATE OF ANALYSIS (COA) TEMPLATE

Document #:	FRM.QA051.F4	Revision:	1.0	Effective Date:	19-Dec-2017
Title:	Certificate of Analysis
Product Description:

Material Name:	Enter Product/Material Name
Material Description:	Enter Material Description
Manufactured At:	Enter Manufacturer Information
Specification & Rev:	Enter Specification and Revision referenced
Storage Conditions:	Enter Storage conditions
Batch/Lot Number:	Enter Batch/Lot Number
Date of Manufacture:	Enter DOM
Expiration Date:	Enter Expiry Date
Date Issued:	Enter Date Issued
Certificate of Analysis

Assay	Test Site/ Method Number	Acceptance Criteria	Result	Pass/ Fail
_	_	_	_	_

Quality Control Approval:

Print Name /Title
Printed Name/Title	Signature	Date

Quality Assurance Approval:

Print Name /Title
Printed Name/Title	Signature	Date

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